EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held July 27, 2011 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through August 27th by dialing 855-859-2056, access code 79538389. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR SECOND QUARTER 2011

Lake Forest, Illinois, July 27, 2011—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the second quarter of 2011.

Revenues for the quarter ended June 30, 2011 were $410.4 million, up 18.0% from $347.7 million from the same quarter last year.  Acquisitions less than 12 months old contributed approximately $34.9 million to the growth in revenues.  The impact on revenues from foreign exchange in the quarter was $7.4 million favorable.  Gross profit was $186.7 million, up 15.6% from $161.5 million in the second quarter last year.  Gross profit as a percent of revenue was 45.5% compared with 46.5% in the second quarter of 2010.

Net income attributable to Stericycle for the second quarter of 2011 was $55.5 million or $0.63 per diluted share compared with $53.1 million or $0.61 per diluted share for the second quarter of 2010.  Net income attributable to Stericycle for the second quarter of 2011 reflected various non-operational items, which taken together, resulted in non-GAAP earnings per diluted share of $0.69 (see table below).  Our non-GAAP earnings per diluted share increased 11.9% from our non-GAAP earnings per share of $0.62 in the second quarter of 2010.

FIRST SIX MONTHS’ RESULTS

For the six months ending June 30, 2011, revenues were $808.6 million, up 18.4% from $682.9 million in the same period last year. Revenues increased 17.0% compared with the prior period when adjusted for favorable foreign exchange impacts of $9.7 million.  Gross profit was $369.2 million, up 16.5% from $316.9 million in the same period last year.  Gross profit as a percent of revenue was 45.7% compared with 46.4% in 2010.  Earnings per diluted share increased to $1.27 from $1.17 per diluted share in the same period last year.  Non-GAAP earnings per diluted share, when adjusted for various non-operational items, increased from $1.18 to $1.37, or 15.7% (see table below):

Table to reconcile non-GAAP EPS to GAAP EPS
	Three months ended June 30,				Six months ended June 30,
			Change				Change
	2011	2010	$	%	2011	2010	$	%
GAAP EPS	$0.63	$0.61	$0.02	3.1%	$1.27	$1.17	$0.10	8.5%
Acquisition expenses/Restructuring costs	0.05	0.01			0.09	0.02
Acceleration of Term Loan Fees	0.01	--			0.01	--
Non-GAAP EPS (adjusted)	$0.69	$0.62	$0.07	11.9%	$1.37	$1.18	$0.19	15.7%

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $119.7 million for the six months ended June 30, 2011.

For more information about Stericycle, please visit our website at www.stericycle.com

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$38,199	$77,053
Short-term investments	19,063	18,471
Accounts receivable, less allowance for doubtful accounts of $10,376 in 2011 and $10,845 in 2010	252,462	215,420
Deferred income taxes	15,352	16,824
Prepaid expenses	19,853	16,038
Other current assets	26,718	24,882
Total Current Assets	371,647	368,688
Property, Plant and Equipment, net	276,770	267,971
Other Assets:
Goodwill	1,839,599	1,595,764
Intangible assets, less accumulated amortization of $35,630 in 2011 and $28,394 in 2010	446,377	375,174
Other	31,203	31,426
Total Other Assets	2,317,179	2,002,364
Total Assets	$2,965,596	$2,639,023

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$67,879	$88,899
Accounts payable	58,346	54,777
Accrued liabilities	114,221	134,711
Deferred revenues	14,171	14,455
Other current liabilities	13,718	15,647
Total Current Liabilities	268,335	308,489
Long-term debt, net of current portion	1,165,395	1,014,222
Deferred income taxes	269,218	222,647
Other liabilities	11,616	13,315
Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 86,047,759 issued and outstanding in 2011 and 85,242,387 issued and outstanding in 2010)	860	852
Additional paid-in capital	94,365	46,945
Accumulated other comprehensive income	(287)	(16,869)
Retained earnings	1,128,713	1,017,497
Total Stericycle, Inc.’s Equity	1,223,651	1,048,425
Noncontrolling interest	27,381	31,925
Total Equity	1,251,032	1,080,350
Total Liabilities and Equity	$2,965,596	$2,639,023

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

In thousands, except share and per share data
	Three Months Ended June 30,				Six Months Ended June 30,
	2011		2010		2011		2010
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	410,441	100.0	347,734	100.0	808,567	100.0	682,911	100.0
Cost of revenues	223,708	54.5	185,471	53.3	439,342	54.3	364,903	53.3
Restructuring costs	(8)	0.0	726	0.2	54	0.0	1,154	0.2
Gross profit	186,741	45.5	161,537	46.5	369,171	45.7	316,854	46.4
Selling, general and administrative expenses	74,496	18.2	65,091	18.7	146,406	18.1	129,113	18.9
Amortization	3,546	0.9	2,159	0.6	6,893	0.9	4,134	0.6
Total SG&A expense and amortization	78,042	19.0	67,250	19.3	153,299	19.0	133,247	19.5
Income from operations before acquisition, integration, and other expenses	108,699	26.5	94,287	27.1	215,872	26.7	183,607	26.9
Acquisition expenses	5,261	1.3	556	0.2	9,059	1.1	1,356	0.2
Restructuring costs and plant closure expense	203	0.0	837	0.2	399	0.0	1,076	0.2
Litigation settlement	--	0.0	937	0.3	--	0.0	937	0.1
Gain on sale of assets	--	0.0	(2,955)	-0.8	--	0.0	(2,955)	-0.4
Integration expenses	1,287	0.3	1,314	0.4	2,053	0.3	2,463	0.4
Income from operations	101,948	24.8	93,598	26.9	204,361	25.3	180,730	26.5
Other income (expense):
Interest income	63	0.0	32	0.0	247	0.0	112	0.0
Interest expense	(13,007)	-3.2	(8,870)	-2.6	(24,379)	-3.0	(17,833)	-2.6
Other expense, net	(819)	-0.2	(892)	-0.3	(1,082)	-0.1	(1,895)	-0.3
Total other expense	(13,763)	-3.4	(9,730)	-2.8	(25,214)	-3.1	(19,616)	-2.9
Income before income taxes	88,185	21.5	83,868	24.1	179,147	22.2	161,114	23.6
Income tax expense	32,295	7.9	30,102	8.7	66,671	8.2	58,714	8.6
Net income	55,890	13.6	53,766	15.5	112,476	13.9	102,400	15.0
Net income attributable to noncontrolling interests	348	0.1	672	0.2	1,260	0.2	1,187	0.2
Net income attributable to Stericycle, Inc.	55,542	13.5	53,094	15.3	111,216	13.8	101,213	14.8

Earnings per share-diluted	0.63		0.61		1.27		1.17

Weighted average number of common shares outstanding-diluted	87,935,310		86,694,239		87,738,638		86,646,109

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Six Months Ended June 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$112,476	$102,400
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	--	(2,955)
Change in fair value of contingent consideration	(2,140)	--
Accelerated amortization of term loan financing fees	1,241	--
Stock compensation expense	7,718	7,741
Excess tax benefit of stock options exercised	(14,549)	(13,430)
Depreciation	24,161	20,872
Amortization	6,893	4,134
Deferred income taxes	18,734	12,110
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(22,584)	(11,688)
Accounts payable	(5,531)	(5,436)
Accrued liabilities	(4,987)	9,042
Deferred revenues	(566)	1,826
Other assets and liabilities	(1,172)	4,689
Net cash provided by operating activities	119,694	129,305

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(280,823)	(67,826)
(Purchase of) / proceeds from short-term investments	(403)	(911)
Proceeds from sale of property and equipment	389	8,000
Capital expenditures	(23,652)	(25,017)
Net cash used in investing activities	(304,489)	(85,754)

FINANCING ACTIVITIES:
Repayment of long-term debt	(5,260)	(44,126)
Net borrowings/ (repayments) on senior credit facility	126,600	(18,249)
Payments of deferred consideration	(12,834)	--
Payments on capital lease obligations	(1,456)	(1,829)
Purchase/ cancellation of treasury stock	(4,302)	(24,260)
Proceeds from other issuance of common stock	27,069	25,334
Excess tax benefit of stock options exercised	14,549	13,430
Net cash provided by/ (used in) financing activities	144,366	(49,700)
Effect of exchange rate changes on cash	1,575	(1,367)
Net decrease in cash and cash equivalents	(38,854)	(7,516)
Cash and cash equivalents at beginning of period	77,053	15,767
Cash and cash equivalents at end of period	$38,199	$8,251

NON-CASH ACTIVITIES:
Net issuance of notes payable for certain acquisitions	$4,922	$31,042